UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2014

Vantiv, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35462 (Commission File Number)	26-4532998 (IRS Employer Identification No.)

8500 Governor’s Hill Drive Symmes Township, Ohio 45249 (Address of principal executive offices, including zip code)

(513) 900-5250 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
Vantiv, Inc. (“Vantiv”) held its Annual Meeting of Stockholders on April 29, 2014. At the Annual Meeting, Vantiv stockholders voted on and approved three proposals, each of which is described in more detail in Vantiv’s definitive proxy statement dated March 17, 2014. Present at the Annual Meeting in person or by proxy were holders of shares of Class A common stock representing 131,714,580 votes and holders of shares of Class B common stock representing 31,930,128 votes. The holders of Class A common stock and Class B common stock voted together as a single class on all matters presented at the Annual Meeting, except the holders of Class A common stock voted exclusively and as a separate class on the election of the Class A nominees for director (John Maldonado and Christopher Pike) and Fifth Third Bank (as the holder of all of the outstanding Class B common stock) voted exclusively and as a separate class on the election of the Class B nominee for director (Daniel Poston).
The final voting results were as follows:
1. Election of three Class II directors:

Director	For	Withheld	Broker Non-Votes
John Maldonado	126,430,229	2,399,501	2,884,850
Christopher Pike	125,186,969	3,642,761	2,884,850
Daniel Poston	31,930,128	—	—
2. Advisory approval of the compensation of Vantiv’s named executive officers:

For:	159,506,222
Against:	698,126
Abstain:	555,510
Broker Non-Votes:	2,884,850
3. Ratification of the appointment of Deloitte & Touche LLP as Vantiv’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

For:	163,255,507
Against:	48,060
Abstain:	341,141
Broker Non-Votes:	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: May 5, 2014	By:	/s/ Nelson F. Greene
		Name:	Nelson F. Greene
		Title:	Chief Legal Officer and Secretary

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